SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CAVCO INDUSTRIES INC.

          GAMCO INVESTORS, INC.
                       8/16/04              900            37.7718
                       8/16/04           13,700            37.6353
                       8/13/04              500            37.4700
                       8/13/04              600            37.4700
                       8/12/04            1,000            38.3800
                       8/12/04            1,300            38.3800
                       8/12/04            9,000            38.3729
                       8/11/04            3,000            37.9747
                       8/09/04              500            38.3800
           GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                       8/16/04            4,000            37.9000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.